UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2017

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway	46037
Fishers, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2017, the board of directors of First Internet Bancorp (the “Company”) appointed Nicole Lorch to serve as the Company’s Chief Operating Officer, effective January 1, 2017. Ms. Lorch, age 42, most recently served as the Company’s Senior Vice President, Retail Banking since 2011. She joined the Company as Director of Marketing in 1999 and served as Vice President, Marketing & Technology from 2003 to 2011. She previously served as Director of Marketing at Virtual Financial Services, an online banking services provider, from 1996 to 1999.

In connection with her promotion, Ms. Lorch’s annual base salary for 2017 has increased to $270,000. She will continue to participate in the Company’s benefit and compensation programs in which she had participated prior to her promotion, including both short-term and long-term incentive compensation, as described in the Company’s definitive proxy statement filed on March 28, 2016. There is no arrangement or understanding pursuant to which Ms. Lorch was selected to serve as an officer of the Company and there are no family relationships between Ms. Lorch and any director or other officer of the Company.

Item 7.01    Regulation FD Disclosure.

On January 23, 2017, the Company issued a press release announcing Ms. Lorch’s promotion. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

99.1	Press release dated January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 23, 2017

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of filing
99.1	Press release dated January 23, 2017	Furnished herewith